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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   __________


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)      November 17, 2000
                                                 -------------------------------



                            Harveys Casino Resorts
                        ------------------------------
            (Exact name of registrant as specified in its charter)


           Nevada                       1-12802                  88-0066882
-------------------------------        ------------          -------------------
(State or other jurisdiction of        (Commission             (I.R.S. Employer
incorporation or organization)         File Number)          Identification No.)


Highway 50 and Stateline Avenue, P.O. Box 128
          Lake Tahoe, Nevada                                    89449
---------------------------------------------                   -----
(Address of principal executive offices)                     (Zip Code)

    Registrant's telephone number, including area code    (775) 588-2411
                                                         -----------------

--------------------------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)
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Item 5.   Other.

     Harveys Casino Resorts and PH Casino Resorts today announced the private offerings by PH Casino Resorts of approximately $575 million of Senior Subordinated Notes due 2010 and approximately $100 million of Senior Exchangeable PIK Preferred Stock due 2011, pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended. PH Casino Resorts is conducting the offerings in connection with the financing of Harvey's acquisition of Pinnacle Entertainment, Inc.

     The securities to be offered have not been registered under the Securities Act of 1933, as amended, or applicable state securities laws and, unless so registered, may not be offered or sold in the United States, except pursuant to an applicable exemption from such registration requirements. This announcement shall not constitute an offer to sell or a solicitation of an offer buy any securities nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

(c)  Exhibits

          The following exhibits are incorporated by reference into this report:

Exhibit
Number      Description
------      -----------

 99.1       Press release, dated November 17, 2000

                                       2
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                                   SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly autho rized.

                                                HARVEYS CASINO RESORTS



Date:  November 17, 2000                        By:  /s/ John J. McLaughlin
                                                     __________________________
                                                     John J. McLaughlin
                                                     Senior Vice President,
                                                     Chief Financial Officer
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                  EXHIBIT INDEX TO CURRENT REPORT ON FORM 8-K
                  -------------------------------------------



Exhibit
Number    Description
------    -----------


99.1      Press release, dated November 17, 2000